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                                                                      Exhibit 12

         COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES AND EARNINGS
             TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
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
                                                                                 YTD         YTD        YTD          YTD
(IN MILLIONS)                                                                  12/31/03    12/31/02   12/31/01     12/31/00
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
EARNINGS                                                                   $      794    $    428    $    696    $     681
ADD:

FIXED CHARGES

Interest expense                                                                    -           -           -            -
Interest factor attributable to rentals                                             6           7           6            7
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TOTAL FIXED CHARGES                                                                 6           7           6            7
Interest credited to contractholders                                            1,092       1,249       1,211        1,080
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TOTAL FIXED CHARGES INCLUDING INTEREST CREDITED TO CONTRACTHOLDERS              1,098       1,256       1,217        1,087
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EARNINGS, AS DEFINED                                                              800         435         702          688
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EARNINGS, AS DEFINED, INCLUDING INTEREST CREDITED TO CONTRACTHOLDERS            1,892       1,684       1,913        1,768
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FIXED CHARGES

Fixed charges above                                                                 6           7           6            7
Dividends on subsidiary preferred stock                                             -           -           -            -
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TOTAL FIXED CHARGES AND PREFERRED DIVIDEND REQUIREMENTS                             6           7           6            7
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TOTAL FIXED CHARGES, INTEREST CREDITED TO CONTRACTHOLDERS  AND PREFERRED
DIVIDEND REQUIREMENTS                                                      $    1,098    $  1,256    $  1,217    $   1,087
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RATIOS

Earnings, as defined, to total fixed charges                                    133.3        62.1       117.0         98.3
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Earnings, as defined, to total fixed charges and preferred dividend
requirements                                                                    133.3        62.1       117.0         98.3
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Earnings, as defined, including interest credited to
contractholders, to total fixed charges including interest credited
to contractholders                                                                1.7         1.3         1.6          1.6
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Earnings, as defined, including interest credited to
contractholders, to total fixed charges including interest credited
to contractholders and preferred dividend requirements                            1.7         1.3         1.6          1.6
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